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                                                                    Exhibit 10.2

                            Household International
                        Corporate Executive Bonus Plan
                                     1998



Summary

The Household International Executive Bonus Plan is a short-term, annual incentive plan. The purpose of the annual bonus is to place a significant part of pay at risk and reward executives for the achievements of individual, business unit and corporate financial and operational goals. Performance goals and award opportunities will be communicated to plan participants at the beginning of each calendar year.


Participation

Participation in the Plan will be restricted to key line and staff executives. For purposes of the Plan, participants will be divided into groups. (See attached list).

Any changes in the group of executives participating in the Plan will be made by the Chief Executive Officer, subject to the approval of the Compensation Committee in the case of any participant whose base salary must be determined by the Committee.


Level of Awards

The corporate measurement of performance is company-wide earnings per share, return on equity, efficiency ratio, loan loss reserve to non-performing loans, core receivables growth, and equity to managed assets ratio. Household's performance will be measured against pre-established minimum, target and maximum levels.

Individual performance is also measured and the percentage attributed to any particular performance objective varies by executive and may change from year-to-year as circumstances warrant. Management may reduce bonus awards in light of overall business conditions or other exceptional circumstances.
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Target/Maximum Awards

Target awards will be paid for fully satisfactory financial and individual performance in a given year. The target award percentage for each group will approximate the guideline percentage shown below of the executive's base salary at the end of the plan year.


  Guideline % of Annual Base Salary Determined by

Group          Target Bonus           Maximum Bonus
---------------------------------------------------
     A            100%                    200%
     B             75%                    125%
     C           62.5%                    125%
     D             60%                     90%
     E             50%                    100%
     F             50%                     80%
     G             40%                    100%
     H            40k                     80k
     I             40%                     60%
     J             30%                     60%
     K             30%                     50%
     L             25%                     50%
     M             20%                     50%
     N             20%                     40%
     O             20%                     30%

      Detailed information relating to the assignment and weighing of goals is available by individual and is maintained by the business unit and/or corporate.

Determination of Awards
-----------------------

A.   Financial Performance Awards

     A portion of each executive's annual bonus will be determined by meeting specific financial performance objectives. An award will be paid out if achieved results are at the pre-established minimum, target or maximum financial results levels.

B.   Individual Performance Awards

     Early in each plan year, goals for individual performance for that year will be established for each participant. The goals should require the level of performance which is expected of a fully satisfactory incumbent and must be agreed to by the immediate superior. The Compensation Committee of the Board of Directors must approve the goals for those executives whose salaries are determined by the Committee. These goals will be the primary criteria for measuring

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     individual performance and determining the individual performance portion of the bonus for that year.

     The Chief Executive Officer will recommend the awards for participants, excluding himself, whose salaries are determined by the Compensation Committee of the Board of Directors. The Compensation Committee will then determine the awards for all such participants, as well as the award for the Chief Executive Officer.

     The Chief Executive Officer, will determine the awards for all participants whose salaries are not determined by the Compensation Committee. The CEO's direct reports, in consultation with their appropriate subordinates, will recommend to the Chief Executive Officer the awards for all other participants.


Payment of Awards

Awards will be paid as soon as practical at the end of the plan period, subject to all required tax withholdings. Awards may be paid in cash, shares of Household common stock, or some combination thereof. Neither eligible participation in the plan, nor award payments thereunder shall guarantee an employee, any right to continued employment. The plan does not give any employee right or claim to an award under the program. Management reserves the right to change or discontinue the plan at any time.


Administrative Matters

A.   Promotions/New Plan Participants

     Normally awards will be pro-rated according to the portion of the plan year that an incumbent is eligible for the bonus.

B.   Effect on Benefits

     Payments made under this plan shall be included in an employee's income for purposes of determining pension benefits, life insurance, long-term disability, and participation in the TRIP plan.

C.   Termination of Employment

     Normally awards will be pro-rated in the case of death, permanent and total disability, or retirement under one of the Corporation's pension plans during a plan year. If a participant terminates employment for any other reason prior to the last working day of a plan year, he will normally forfeit any right to an award for the plan year.

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                           The Goal Setting Process

Before the beginning of the plan year, the manager and subordinate will meet in a goal setting session. The purpose of the session is to discuss areas where goals will be established and agree on their priority and establish the number of points that will be earned based upon various levels of achievement during the plan period.

                   Preparation for the Goal Setting Meeting

To prepare for the goal setting session with the bonus eligible subordinate, the manager should have a clear idea of function or department goals and objectives for the plan year, priorities for the subordinate's unit or area, and three or four possible objectives to suggest as appropriate. During the session, the manager's role will be to direct the discussion and ensure that its results are jointly understood.

The subordinate will prepare for the session by establishing a list of priorities for the unit or area during the plan year, and developing four to eight potential goals for discussion. The subordinate's role during the session will be to actively discuss goals and expected levels of achievement with the manager in order to ensure that the final agreement is realistic and achievable and that there is a clear understanding of expected performance and the amount of bonus associated with various levels of achievement.

                         Guidelines for Setting Goals

For the purpose of establishing goals for the plan year, the following criteria should apply:

  . They should be consistent and supportive of goals reflected in the Company's strategic business plans.

  . They should be primarily job or task oriented. They must be realistic and achievable yet challenging with built in "stretch" to test individual capabilities. They should clearly specify action, tasks or results to be accomplished as well as a clear understanding of how the accomplishment will be evaluated.

  . They must be understood and agreed to by both the manager and the subordinate.

Setting goals for staff positions is somewhat more difficult than for line-type positions because staff performance is usually not measured numerically and rarely lends itself to quantitative measurement. Staff responsibilities tend to be contributory, interpretive and are more easily measured qualitatively. Frequently, the goals may include completion of specific projects. Non-quantitative goals should clearly state the criteria that will be used for evaluating successful achievement.

The results of the goal setting process will be documented in the format of the Executive Bonus Plan Goal Setting Form and approved by the appropriate level of management.

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                   CORPORATE EXECUTIVE BONUS PLAN POSITIONS

GROUP/TITLE

Group A - 100%/200%
-------------------
Managing Director-Specialty Finance HFC
Regional General Manager

Group B - 75%/125%
------------------
Chief Operating Officer-HAF
Director-Strategic Initiatives-HAF
Managing Director-HAF

Group C - 62.5%/125%
--------------------
VP-Consumer Collections
VP-Collections

Group D - 60%/90%
-----------------
VP Chief Credit Officer

Group E - 50%/100%
------------------
Director Personal Banking
Division General Manager
Group Director-Sales & Marketing
Group Director Taxmasters
Group VP-Indirect Lending, GMJV
Managing Director-Lending
National Director of Sales-Canada
SVP-Director of Sales-HRSI
VP Household Recovery Services

Group F - 50%/80%
-----------------
SVP-Portfolio Marketing
SVP-Real Estate Asset Management
VP-Corporate Finance

Group G - 40%/100%
------------------
Director HFC Wholesale-Sales

Group H - 40k/80k
-----------------
Director-HRSC Collections
VP External Collections HRSC

Group I - 40%/60%
-----------------
Assistant General Counsel-Litigation
Chief Financial Officer-HFC
Chief Financial Officer-HRSI
Group Director-Risk Control
Group General Counsel
Managing Director-Canada
Managing Director-CEO HRS USA
Managing Director-HIG
Managing Director-HRSI
Managing Director-Networked Systems
Managing Director CEO-HB FSB

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Group I 40%/60% (continued)
---------------------------
Managing Director-Applications Systems
Managing Director-Operations
VP-Applications Systems
VP-Corporate Law & Assistant Secretary
VP-Corporate Controller-HI
VP-Government Relations
VP-Taxes
VP-Treasurer

Group J - 30%/60%
-----------------
Director Client Relations
National Director-Sales MRSL
Special Project Consultant
VP-Director of Sales-HRSI

Group K - 30%/50%
-----------------
Director-Retail & Affinity - UK
Director-Sales & Credit Administration
Director-Fraud/Operations
Director of Operations UK
General Counsel
Group Director-Business Planning
Group Director-HCS Marketing
Managing Director/CFO
Managing Director-Marketing
National Director Customer Service
President-Equipment Finance Division+C25
VP-Audit
VP-Chief Collection Officer
VP-Investor Relations
VP-Management Reporting & Analysis
VP-Strategy & Development
VP Credit Risk

Group L - 25%/50%
-----------------
Director-Marketing
Director-Sales
SVP Sales, Operations & Compliance
VP Client Services/Operations

Group M - 20%/50%
-----------------
Director-Credit Policy Administration
Director-Business Analysis
Director-Credit Analysis
Director-Customer Care
Director-Risk Control
Director-Risk Management
Group Director-Risk Management
Group Director-Pricing & Profit & Risk Management
VP Chief Credit Officer

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Group N - 20%/40%
-----------------
Assistant General Counsel-Employee Relations
Assistant General Counsel & Corporate Secretary
Director-Item Processing
Director-Credit Risk
Director-Financial Control
Director-Operations
General Counsel
Group Director-Human Resources-HRS USA
National Director HR - HCS
Vice President-HR HFC
VP-Chief Financial Officer-HTS
VP-Compensation & HR Administration
VP-Facilities Management
VP-Human Resources-HTS
VP-Networked Systems
VP Data Center Operations
Group Director-Human Resources-HRS USA
National Director HR - HCS
Vice President-HR HFC
VP-Chief Financial Officer-HTS
VP-Compensation & HR Administration
VP-Facilities Management
VP-Human Resources-HTS
VP-Networked Systems
VP Data Center Operations

Group O - 20%/30%
-----------------
CFO Financial Control
Chief Financial Officer-HAF
Controller-HCS
Controller-HRSI
Director-Accounting Research & Policy
Director-Asset Backed Financing
Director-Communication & Distributed Services
Director-External Reporting & Corporate Accounting
Director-Federal & State Tax Compliance
Director-HCS Marketing
Director-Information Technology
Director-Investor Analysis & Merchant Control+C156
Director-Operations Support
Director-Processing Services-Canada
Director-Sales Management Reporting+C105 & Analysis
Director-Strategy & Development
Director-Wholesale Acquisition
Director-Actuarial & Regulatory Reporting
Director-ALM
Director-Business Systems
Director-Business Treasury
Director-Commercial Credit
Director-Consumer Services
Director-Corporate Security Management
Director-Corporate Purchasing
Director-Credit Risk
Director-Customer Relations

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Group O - 20%/30% (continued)
-----------------------------
Director-Data Administration
Director-Federal Tax Audit
Director-Financial Control
Director-Financial Data Management
Director-Government & Regulatory Issues
Director-Government Relations
Director-HCS Marketing
Director-Human Resources
Director-Human Resources-HFCPS
Director-Integration
Director-Investor Relations
Director-Item Processing
Director-Law & Compliance
Director-Marketing
Director-Merchant Funding
Director-Management Rptg & Analysis
Director-Operations Services
Director-Plng & Bus Intelligence
Director-Property Management
Director-Regulatory Reporting
Director-Strategic Initiatives
Director-Tax Plng & Tax Counsl
Director-Technology & Planning
Director-Telephone Services
Director-Treasury & Trust
Director Business Planning CWT
Director Cash Operations
Director Customer Service HRSI
Director HCS Marketing
Director Human Resources
Group Director-Customer Svc & Col Wilmington
Group Director-Operations & Credit Wilmington
Special Project Consultant
SVP Bank Mktg & Strategic Plng
Treasury Controller
VP- Lending
VP-Benefits
VP-Fin-Specialty Finance HFC
VP-Finance & Administration
VP-Govnt Rel & Public Affairs
VP-Group Financial Controller
VP-HFC Operation Support
VP-Insurance & Risk Finance
VP-Items Processing
VP-Marketing
VP-Money & Capital Markets
VP-Portfolio Management
VP-Quality Assurance-HTS
VP-Speciality Finance
VP-Strategic Initiatives
VP-Training & Development
VP Distributed Systems
VP InterCorporate Risk

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